UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 12, 2006


                                    SBE, INC.
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             (Exact name of registrant as specified in its charter)


          Delaware                        0-8419                  94-1517641
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(State or other jurisdiction     (Commission File Number)       (IRS Employer
      of incorporation)                                      Identification No.)


    4000 Executive Parkway, Suite 200
              San Ramon, CA                                         94583
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(Address of principal executive offices)                          (Zip Code)

       Registrant's telephone number, including area code: (925) 355-2000

                                 Not Applicable
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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

Item 1.01.        Other Events.

         On January 12, 2006, the Board of Directors (the "Board") of SBE, Inc. ("SBE") approved a company-wide reduction in employee base salaries, effective January 16, 2006. In order to continue to motivate and retain SBE's 40 employees despite such salary reductions, the Board also approved restricted stock grants to all employees of the Company pursuant to the Company's 1996 Stock Option Plan. A total of 233,381 shares of the Company's Common Stock will be issued pursuant to such restricted stock grants. Such stock grants will vest in five ratable semi-monthly installments, for so long as the employees continue to act as employees (or directors or consultants) of the Company, with the first installment vesting on January 31, 2006. The salary reductions will remain in effect until such time as the Board determines to increase them.

         The employee salary and director fee reduction was adopted in order to reduce the Company's cash operating expenses in the short-term while continuing to develop the Company's next-generation Voice over IP and IP based storage software products. The Company expects to have cash savings of approximately $550,000 per quarter as a result of such salary and director fee reductions and other cost savings measures. With these cash savings, the Company expects to have sufficient cash resources to execute its business plan of developing and selling the next generation of IP based voice and storage products. The Company expects that employees of the Company will sell shares granted pursuant to such stock grants as they vest in order to cover their personal expenses, and that such selling may have a depressive effect on the Company's stock price in the short term.

         All officers of the Company were included in this salary reduction and stock bonus program. The current and new base salaries of, and stock grants made to, the executive officers of the Company is as follows:

---------------------------------------------------------------------------------------------------------------------
                                                                                              Total number of shares
                                              Base salary before        Base salary after      subject to restricted
             Name and Title                       reduction                 reduction               stock grant
---------------------------------------------------------------------------------------------------------------------
Daniel Grey, Chief Executive Officer               $200,000                 $140,000                    11,364
---------------------------------------------------------------------------------------------------------------------
David Brunton, Chief Financial Officer             $170,000                 $119,000                     9,659
---------------------------------------------------------------------------------------------------------------------
Andre Hedrick, Chief Technical Officer             $175,000                 $122,500                     9,943
---------------------------------------------------------------------------------------------------------------------
Greg Yamamoto, Vice President and                  $175,000                 $122,500                     9,943
General Manager, Storage
---------------------------------------------------------------------------------------------------------------------

         In addition, the Board also approved the suspension of all cash Board and Board committee fees, indefinitely. In place of such cash payments, the Board made a restricted stock grant of 10,227 shares to Ronald Ritchie, SBE's Chairman of the Board, and restricted stock grants of 6,818 shares to each of the three other non-employee members of the Board, Mel Stuckey, John Reardon and William B. Heye, Jr. Such stock grants will vest in three equal monthly installments, for so long as the directors continue to act as directors (or employees or consultants) of the Company, with the first installment vesting on January 31, 2006.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: January 13, 2006


                                            SBE, INC.


                                    By:     /S/ DAVID BRUNTON
                                            -----------------------------------
                                            David Brunton
                                            Chief Financial Officer